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                                                                    EXHIBIT 99.3

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF

                                   MCMS, INC.
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2008
          FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008
                                      AND
                  12 1/2% SENIOR EXCHANGEABLE PREFERRED STOCK

     To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus, dated
          , 1998 (the "Prospectus") of MCMS, Inc., an Idaho corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 9 3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate Notes"), the Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes") and/or the 12 1/2% Senior Exchangeable Preferred Stock (the "Preferred Stock" and, together with the Notes, the "Securities") held by you for the account of the undersigned.

     The aggregate face amount of the Fixed Rate Notes held by you for the
     account of the undersigned is (FILL IN AMOUNT): $          of the 9 3/4%
     Senior Subordinated Notes due 2008.

     The aggregate face amount of the Floating Rate Notes held by you for the
     account of the undersigned is (FILL IN AMOUNT): $          of the Floating
     Interest Rate Subordinated Term Securities due 2008.

     The aggregate face amount of the Preferred Stock held by you for your
     account of the undersigned is (FILL IN AMOUNT): $          of the 12 1/2%
     Senior Exchangeable Preferred Stock.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] TO TENDER the following Fixed Rate Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF FIXED RATE NOTES TO BE TENDERED, IF ANY): $

     [ ] NOT TO TENDER any Fixed Rate Notes held by you for the account of the undersigned.

     [ ] TO TENDER the following Floating Rate Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF FLOATING RATE NOTES TO BE TENDERED, IF ANY): $

     [ ] NOT TO TENDER any Floating Rate Notes held by you for the account of the undersigned.

     [ ] TO TENDER the following Preferred Stock held by you for the account of the undersigned (INSERT SHARES OF PREFERRED STOCK TO BE TENDERED, IF
          ANY):

     [ ] NOT TO TENDER any Preferred Stock held by you for the account of the undersigned.

     If the undersigned instruct you to tender the Securities held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the
undersigned's principal residence is in the state of (FILL IN STATE)           ,
(ii) the undersigned is acquiring the Exchange Securities in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Securities must comply with the registration and prospectus delivery requirements of

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the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Securities acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer -- Resale of the Exchange Securities," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Securities.

                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name (please print):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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